APPENDIX A

LENDERS

As of February 8, 2012

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Adjustable Rate Government Fund

Asia Pacific Fund

Asset Allocation Fund

Capital Growth Fund

C&B Mid Cap Value Fund

Common Stock Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Government Securities Fund

Growth Fund

Health Care Fund1

High Income Fund

High Yield Bond Fund

Income Plus Fund

International Bond Fund

International Equity Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Managed Account CoreBuilder Shares Series G

Mid Cap Disciplined Fund

Omega Growth Fund

Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Small Cap Disciplined Fund

Small Cap Opportunities Fund

Small/Mid Cap Core Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Large Cap Growth Fund

Traditional Small Cap Growth Fund

Ultra Short-Term Income Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Diversified Stock Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Core Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Managed Fixed Income Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Total Return Bond Portfolio

Wells Fargo Variable Trust

VT Asset Allocation Fund

VT Discovery Fund

VT International Equity Fund

VT Intrinsic Value Fund

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund

VT Total Return Bond Fund

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

1. On February 8, 2012 the Board of Wells Fargo Funds Trust approved the liquidation of the Health Care Fund effective on or about March 28, 2012.

SCHEDULE 2

LIST OF APPROVED BORROWERS

Barclays Capital Inc.

BNP Paribas Prime Brokerage, Inc / BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.*

ING Financial Markets LLC

Jeffries & Co.

J.P. Morgan Clearing Corp.

Merrill Lynch, Pierce, Fenner & Smith Inc.

Morgan Stanley & Co. Incorporated / MS Securities Services Inc.

National Financial Services LLC

Nomura Securities International, Inc.

SG Americas Securities LLC

UBS Securities LLC

*  Lenders may from time to time impose additional limitations on the amount that can be on loan at any time to such counterparty.

Schedule 2 Amended and Reviewed by the Board: February 8, 2012